Exhibit 99.1

Build-A-Bear Workshop, Inc. Issues Preliminary Sales and Pre-Tax Earnings Expectations Ahead of Presentation at ICR XChange

Fourth Quarter 2014 Consolidated Comparable Store Sales Increase 9.8%

Fiscal Year 2014 Pre-Tax Income Expected in the Range of $15 million to $17 million

ST. LOUIS--(BUSINESS WIRE)--January 12, 2015--Build-A-Bear Workshop, Inc. (NYSE:BBW) today issued preliminary sales and guidance for adjusted pre-tax income for the fourth quarter and fiscal year 2014 ended January 3, 2015 in conjunction with its presentation at the 17th Annual ICR XChange Conference.

On a preliminary basis, for the Fourth Quarter (14 weeks ended January 3, 2015) the Company expects:

  Consolidated net retail sales of approximately $129.0 million compared to $106.3 million in the fiscal 2013 fourth quarter (13 weeks ended December 28, 2013);
  Consolidated comparable store sales to increase 9.8% including a 8.5% increase in North America and a 14.0% increase in Europe (fourth quarter comparable store sales are compared to the 14 week period ended January 4, 2014);
  Total revenues of approximately $130.0 million compared to $108.1 million in the fiscal 2013 fourth quarter;
  Pre-tax income in the range of $12.0 million to $14.0 million compared to pre-tax income of $5.0 million in the 2013 fourth quarter; and
  Adjusted pre-tax income in the range of $12.5 million to $14.5 million compared to adjusted pre-tax income of $6.5 million in the 2013 fourth quarter.

On a preliminary basis, for the 2014 Fiscal Year (53 weeks ended January 3, 2015) the Company expects:

  Consolidated net retail sales of approximately $386.0 million compared to $373.2 million in the 2013 fiscal year (52 weeks ended December 28, 2013);
  Consolidated comparable store sales to increase 1.6%, including a 1.4% increase in North America and a 2.3% increase in Europe (full year comparable store sales are compared to the 53 week period ended January 4, 2014);
  Total revenues of approximately $391.0 million compared to $379.1 million in fiscal 2013;
  Pre-tax income in the range of $15.0 million to $17.0 million compared to a pre-tax loss of $2.1 million in the 2013 fiscal year; and
  Adjusted pre-tax income in the range of $17.0 million to $19.0 million compared to an adjusted pre-tax income of $3.1 million in the 2013 fiscal year.

The Company noted that its revenue, sales and profit expectations are estimated and preliminary and subject to quarter and year-end closing adjustments. As the Company has not completed its quarter and year-end fiscal close or the audit of its 2014 financial statements, the revenue, sales and profit expectations presented in this press release may change.

Sharon Price John, Build-A-Bear Workshop’s Chief Executive Officer commented, “We delivered a strong performance during the final quarter of the year highlighted by a 9.8% increase in consolidated comparable store sales. For the year, we expect pre-tax income of $15 million to $17 million, a significant improvement from the prior year’s pre-tax loss of $2.1 million. We expect this quarter’s performance to mark our eighth consecutive quarter of improved operating results validating that the disciplined execution of our stated strategies continues to deliver profitability gains for our Company.

“In the fourth quarter, we continued to demonstrate that high impact product launches supported by well-executed marketing programs and appropriate inventory levels can drive consumer awareness and product demand. We expect the fourth quarter’s positive sales momentum, which included increased sales of gift cards, to fuel a positive start to 2015. I believe we will continue to leverage the strength of the Build-A-Bear brand to increase shareholder value throughout this fiscal year.”

The Company is scheduled to present at the 17th Annual ICR XChange conference held at the Grand Lakes Resort in Orlando, Florida on Tuesday, January 13, 2015 at 12:30 p.m. EST. The presentation will be broadcast over the Internet and can be accessed at the Company’s investor relations Web site, http://IR.buildabear.com. The presentation is expected to conclude by 12:55 p.m. EST. A replay of the broadcast will remain on the Company’s Web site for one year.

About Build-A-Bear Workshop, Inc.:

Founded in St. Louis in 1997, Build-A-Bear Workshop, Inc. is the only global company that offers an interactive make-your-own stuffed animal retail-entertainment experience. There are approximately 400 Build-A-Bear Workshop stores worldwide, including company-owned stores in the U.S., Puerto Rico, Canada, the United Kingdom and Ireland, and franchise stores in Europe, Asia, Australia, Africa, the Middle East, and Mexico. The Company was named to the FORTUNE 100 Best Companies to Work For® list for the sixth year in a row in 2014. Build-A-Bear Workshop (NYSE:BBW) posted total revenue of $379.1 million in fiscal 2013. For more information, call 888.560.BEAR (2327) or visit the Investor Relations section of its Web site at buildabear.com®.

Forward-Looking Statements:

This press release contains forward looking statements that involve risks and uncertainties and the Company’s actual results may differ materially from the results discussed in the forward-looking statements. These risks and uncertainties include, without limitation, those detailed under the caption “Risk Factors” in the Company’s annual report on Form 10-K for the year ended December 28, 2013, as filed with the SEC, and the following:

  general global economic conditions may deteriorate, which could lead to disproportionately reduced consumer demand for our products, which represent relatively discretionary spending;
  customer traffic may decrease in the shopping malls where we are located, on which we depend to attract guests to our stores;
  we may be unable to generate interest in and demand for our interactive retail experience, or to identify and respond to consumer preferences in a timely fashion;
  our marketing and on-line initiatives may not be effective in generating sufficient levels of brand awareness and guest traffic;
  we may be unable to generate comparable store sales growth;
  we may be unable to effectively operate or manage the overall portfolio of our company-owned stores;
  we may not be able to operate our company-owned stores in the United Kingdom and Ireland profitably;
  we may be unable to renew or replace our store leases, or enter into leases for new stores on favorable terms or in favorable locations, or may violate the terms of our current leases;

  the availability and costs of our products could be adversely affected by risks associated with international manufacturing and trade, including foreign currency fluctuation;
  our products could become subject to recalls or product liability claims that could adversely impact our financial performance and harm our reputation among consumers;
  we may lose key personnel, be unable to hire qualified additional personnel, or experience turnover of our management team;
  we are susceptible to disruption in our inventory flow due to our reliance on a few vendors;
  high petroleum products prices could increase our inventory transportation costs and adversely affect our profitability;
  we may be unable to effectively manage our international franchises or laws relating to those franchises may change;
  we may improperly obtain or be unable to adequately protect customer information in violation of privacy or security laws or customer expectations;
  we may suffer negative publicity or be sued due to violations of labor laws or unethical practices by manufacturers of our merchandise;
  we may suffer negative publicity or negative sales if the non-proprietary toy products we sell in our stores do not meet our quality or sales expectations;
  we may be unable to operate our company-owned distribution center efficiently or our third-party distribution center providers may perform poorly;
  our market share could be adversely affected by a significant, or increased, number of competitors;
  we may fail to renew, register or otherwise protect our trademarks or other intellectual property;
  poor global economic conditions could have a material adverse effect on our liquidity and capital resources;
  we may have disputes with, or be sued by, third parties for infringement or misappropriation of their proprietary rights;
  fluctuations in our quarterly results of operations could cause the price of our common stock to substantially decline; and
  we may be unable to repurchase shares of our common stock at the times or in the amounts we currently anticipate or the results of the share repurchase program may not be as beneficial as we currently anticipate.

All other brand names, product names, or trademarks belong to their respective holders.

CONTACT:
Build-A-Bear Workshop, Inc.
Investors:
Voin Todorovic, 314-423-8000 x5221
or
Media:
Tanya Coventry-Strader, 314-423-8000 x5293